UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 24, 2020
(Date of earliest event reported)

BANK OF HAWAII CORP
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)
(888) 643-3888
(Registrant's telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock	$.01 Par Value	BOH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2020, directors Dr. Mary G.F. Bitterman, Ph.D and Robert Huret retired from the Board of Directors (the “Board”) of Bank of Hawaii Corporation (the “Company”) having achieved the mandatory retirement age of 75.

On the same date, in recognition of their invaluable service to the Company and to continue to benefit from their counsel following their retirement, the Board appointed Ms. Bitterman and Mr. Huret as directors emeritus of the Company, effective immediately following their retirement from the Board. As directors emeritus, Ms. Bitterman and Mr. Huret may attend Board and Board Committee meetings in an advisory capacity, but will not vote on Board matters. As directors emeritus, Ms. Bitterman and Mr. Huret will each receive an annual retainer of $75,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2020, the Company, amended and restated its By-Laws by adopting a Directors Emeritus provision providing the Company with the authority to designate by majority vote of the Board one or more of its former directors a Director Emeritus of the Board. Directors Emeritus shall provide such advisory services to the Board and its committees as requested from time to time by the Board. Any person holding the position of Director Emeritus shall not be considered a director or officer for any purpose and shall have no power or authority to manage the affairs of the Company. Directors Emeritus shall not be subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended or subject to FRB Regulation Part 215 relating to Loans to Executive Officers, Directors and Principal Shareholders of member Banks (Regulation O) and shall remain subject to all of the Company’s policies, including its Business Code of Conduct and Ethics and be entitled to benefits and protections in accordance with Article VI of these bylaws (“Indemnification”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2020, the Company held its annual shareholders meeting. At the meeting, the following matters were submitted to a vote of the shareholders:

1.Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Non-Votes
S. Haunani Apoliona	28,073,804	437,691	505,741	5,112,877
Mark A. Burak	28,036,056	412,551	568,629	5,112,877
John C. Erickson	28,209,173	240,059	568,004	5,112,877
Joshua D. Feldman	28,143,428	365,351	508,457	5,112,877
Peter S. Ho	27,609,470	890,461	517,305	5,112,877
Michelle E. Hulst	28,340,627	164,217	512,392	5,112,877
Kent T. Lucien	27,827,889	685,267	504,080	5,112,877
Alicia E. Moy	28,108,598	347,994	560,644	5,112,877
Victor K. Nichols	28,197,007	249,731	570,498	5,112,877
Barbara J. Tanabe	27,975,602	544,744	496,890	5,112,877
Dana M. Tokioka	28,148,562	306,843	561,831	5,112,877
Raymond P. Vara, Jr.	28,077,875	366,423	572,938	5,112,877
Robert W. Wo	27,810,677	707,355	499,204	5,112,877
2.Advisory vote on the Company's executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
27,187,671	1,215,848	613,717	5,112,877

3.Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes Cast For	Votes Against	Abstentions	Non-Votes
33,094,369	529,089	506,655	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2020	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary